UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2020

New Asia Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55410	45-0460095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Beach Road #03-01 Singapore	189675
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +65-6820-8885

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

On September 21, 2020 New Asia Holdings, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) between the Company and ENJU Planning Pte Ltd. (the “Subscriber”). Pursuant to the terms of the Equity Purchase Agreement, the Company agreed to sell to the Subscriber, and the Subscriber agreed to purchase, 1,000,000 restricted shares of the Company’s common stock at a per share purchase price of $0.20, for an aggregate purchase price of $200,000 (the “Share Purchase”). The purchase price was received by the Company on October 8, 2020.

The Equity Purchase Agreement contains customary representations, warranties and other agreements by and between the parties.

The description of the Equity Purchase Agreement as set forth above is qualified in its entirely to the full text of the Equity Purchase Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Equity Purchase Agreement, dated September 21, 2020, between New Asia Holdings Inc. and ENJU Planning Pte Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Asia Holdings, Inc.

Date: October 16, 2020	By:	/s/ Lin Kok Peng
Lin Kok Peng
Chief Executive Officer